UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2015

THE MOSAIC COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-1026454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 918-8270
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On May 14, 2015, at the Annual Meeting of Stockholders (the "Annual Meeting") of The Mosaic Company, a Delaware corporation ("Mosaic"), the Mosaic stockholders (i) elected eight directors (Nancy E. Cooper, Gregory L. Ebel, Denise C. Johnson, Robert L. Lumpkins, William T. Monahan, James L. Popowich, James T. Prokopanko and Steven M. Seibert), each for a term of one year expiring in 2016 or until their respective successors have been duly elected and qualified; (ii) ratified the appointment of KPMG LLP as the independent registered public accounting firm to audit Mosaic’s financial statements for the year ending December 31, 2015; and (iii) approved, on an advisory basis, the compensation of Mosaic’s Named Executive Officers, as described in the Compensation Discussion and Analysis section, the compensation tables and the related narrative disclosures set forth in Mosaic’s proxy statement for the Annual Meeting (the “Say-on-Pay Advisory Proposal”).
The votes cast with respect to each director elected for a term of one year expiring in 2015 are summarized as follows:

Director Name	For	Against	Abstain	Broker Non-Votes
Nancy E. Cooper	276,440,240	2,249,011	368,492	30,889,648
Gregory L. Ebel	272,221,587	6,469,958	366,198	30,889,648
Denise C. Johnson	276,198,285	2,487,018	372,440	30,889,648
Robert L. Lumpkins	275,693,268	2,988,303	376,172	30,889,648
William T. Monahan	276,086,235	2,601,153	370,355	30,889,648
James L. Popowich	276,081,326	2,598,867	377,550	30,889,648
James T. Prokopanko	276,412,312	2,272,138	373,293	30,889,648
Steven M. Seibert	276,412,220	2,275,810	369,713	30,889,648
The votes cast with respect to ratification of the appointment of KPMG LLP as Mosaic’s independent registered public accounting firm to audit Mosaic’s consolidated financial statements for the year ending December 31, 2015 are summarized as follows:

For	Against	Abstained	Broker Non-Votes
304,885,867	4,709,770	351,745	-
The votes cast with respect to approval, on an advisory basis, of the Say-on-Pay Advisory Proposal are summarized as follows:

For	Against	Abstained	Broker Non-Votes
266,045,932	12,371,298	640,513	30,889,648

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: May 15, 2015	By:	/s/ Mark J. Isaacson
	Name:	Mark J. Isaacson
	Title:	Vice President, General Counsel
and Corporate Secretary